Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
   PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Freight Management Corp., of our report dated January 18, 2008 on our audit of the financial statements of Freight Management Corp. as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows through December 31, 2007 and from inception September 17, 2007 through December 31, 2007, and the reference to us under the caption "Experts."



/s/ Moore & Associates, Chartered
-------------------------------------
Moore & Associates Chartered
Las Vegas, Nevada
January 28, 2008




               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                       (702) 253-7511 Fax (702) 253-7501